UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51107	71-0928242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6870 La Valle Plateada Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 525-5695

Not Applicable
_______________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company appointed Robert S. McCoy, Jr. to serve on its board of directors as of December 12, 2007. Mr. McCoy served in a variety of capacities with the Wachovia Corporation and its predecessor entities for more than 20 years. Most recently, Mr. McCoy served as a Vice Chairman of the Board of Directors and Chief Financial Officer until his retirement in September of 2003.  Previously, Mr. McCoy was employed in public accounting with the predecessor to PricewaterhouseCoopers for twenty three years. Mr. McCoy received his B.B.A from Western Michigan University in Accounting. He also serves on the board of directors of Krispy Kreme Donuts Inc. and MedCath Inc. Mr.McCoy is 68 years old. The board of directors now consists of Mr. McCoy and director, President and Chief Executive Officer James Price.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Resolution of Sole Director dated December 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2007
BENACQUISTA GALLERIES, INC.

	By:	/s/ James Price
James Price
Chief Executive Officer